Exhibit 10.2

EXECUTION COPY

NOTE TERMS AGREEMENT

NOTE TERMS AGREEMENT (the “Agreement”), dated January 19, 2007, by and among DayStar Technologies, Inc., a Delaware corporation, with headquarters located at 13 Corporate Drive, Halfmoon, New York 12065 (the “Company”), and LC Capital Master Fund, Ltd. (the “Investor”).

RECITALS:

A. On May 25, 2006, the Company issued a Senior Convertible Note to Castlerigg Master Investments Ltd. (the “Original Holder”) in original principal amount of $15,000,000 (the “Note”) and a Class B Warrant originally exercisable for 550,725 shares of the Company’s common stock (the “Warrant”).

B. The Original Holder has transferred the Note, the Warrant and certain rights related thereto to the Investor pursuant to a Note Purchase Agreement dated January 19, 2007 (the “Note Purchase Agreement”).

C. Concurrently with the sale of the Note to the Investor, the Company is entering into this Agreement to implement the understanding of the Investor and the Company with respect to the terms of the Note.

D. Section 17 of the Note provides that the written consent without a meeting of the Required Holders (as defined in the Note) is required for any change or amendment to the Note.

E. The Investor is the sole holder of the Note.

F. The Company and the Investor are entering into a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”).

G. Terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement by and among the Original Holder and the Company dated May 25, 2006 (the “Securities Purchase Agreement”).

H. Concurrently with the execution of this Agreement, the Original Holder and the Company are entering into an amendment to the Securities Purchase Agreement (the “First Amendment”).

I. Immediately following the sale of the Note, the Company is entering into a Securities Purchase Agreement dated January 19, 2007 whereby the Company will agree to sell shares of its common stock to the investors named therein (the “Stock Purchase Agreement”).

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

1.1 Authorization, etc. The Company has full power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a valid and binding agreement of the Company, assuming the due execution of the Agreement by the Investor, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

1.2 Other Representations. Each of the representations and warranties made to the purchasers in Section 3 of the Stock Purchase Agreement (subject to the Disclosure Schedule thereto) is hereby incorporated herein as if such representations and warranties were fully set forth herein and made for the benefit of the Investor with conforming changes to reflect this Agreement and the transactions contemplated hereby.

2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

2.1 Authorization, etc. The Investor has full power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor, and the Investor is the sole holder of the Note. This Agreement constitutes a valid and binding agreement of the Investor, assuming the due execution of the Agreement by the Company, enforceable against the Investor in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3. Covenants.

3.1 Incorporation of Covenants from Securities Purchase Agreement. Each of the covenants set forth in Sections 4(a) through 4(m) of the Securities Purchase Agreement are hereby incorporated herein as if such covenants were set forth fully herein. For the avoidance of doubt, the covenants set forth in such Securities Purchase Agreement shall be those that existed prior to the effectiveness of the First Amendment to such Securities Purchase Agreement.

3.2 Incorporation of Covenants from Stock Purchase Agreement. Each of the covenants set forth in Sections 6.3, 6.4, 6.6, 6.7 and 6.11, as well as the indemnification provisions of Section 7 of the Stock Purchase Agreement are hereby incorporated herein as if such covenants were set forth fully herein and made for the benefit of the Investor, with such conforming changes as are necessary to reflect this Agreement and the transactions contemplated hereby.

3.3 Prohibition of Hedging. During the last thirty (30) days prior to the date hereof, neither the Investor nor any affiliate of the Investor which (y) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments, or (z) is subject to the Investor’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the date of Stockholder Approval (as defined in Section 6 below) such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

3.4 Pre-emptive Right. Following the date hereof, the Company agrees that it will not sell or issue (i) any additional shares of the Common Stock, or (ii) securities convertible or exchangeable into shares of Common Stock (other than (a) through a Soft Call of Warrants, (b) a secondary offering that is an underwritten offering of shares by the Company in which the gross proceeds are not less than $25,000,000 or (c) through the issuance of options, shares, warrants, phantom stock, stock appreciation rights, restricted stock or other securities (I) pursuant to the Company’s Employee Incentive Plan or (II) to Consultants in compensation for services, unless the Company first submits a written notice to the Investor, identifying the terms of the proposed sale (including price, number of shares and all other material terms) and offers the Investor the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Company’s offer pursuant to this Section 3.3 shall remain open for a period of ten (10) business days following delivery of such notice. The Investor’s “Pro Rata Allotment” of such securities shall be based on the ratio which the number of shares owned by the Investor bears to total number of shares issued and outstanding as of the date of such offer. For purposes of this Section 3.3, in the event the Note has not yet been converted into shares of Common Stock, the Investor’s Pro Rata Allotment shall be determined as if the number of shares then issuable (without regard to the conditions to such issuance) under Section 5 below upon conversion of the Note were actually issued to the Investor and outstanding.

4. Forbearance of Principal and Interest. Notwithstanding anything in the Note to the contrary, no payments of principal or interest shall be required under the Note until February 19, 2007; it being understood that interest shall continue to accrue pursuant to the Note.

5. Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion without breaching the Company’s obligations under the rules or regulations of the Nasdaq Capital Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the Stockholder Approval or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor. Until such waiver, approval or written opinion is obtained, the Investor shall not be issued in the aggregate, upon conversion of the Note, shares of Common Stock in an amount greater than the Exchange Cap. In the event that the Investor shall sell or otherwise transfer any of this Note, the transferee shall be allocated a pro rata portion of the Exchange Cap, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap allocated to such transferee (the “Exchange Cap Allocation”). In the event that any Investor shall convert all of such Investor’s Note into a number of shares of Common Stock which, in the aggregate, is less than such investor’s Exchange Cap Allocation, then the difference between such investor’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such investor shall be allocated to the respective Exchange Cap Allocations of the remaining investors on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such investor.

6. Insufficient Authorized Shares. Immediately following the date hereof, if at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the Note (an “Authorized Share Failure”), the Company shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve such number of shares of Common Stock then issuable upon conversion of the Note. Immediately following the date hereof, the Company shall use its best efforts to obtain a waiver from the Nasdaq Capital Market regarding its obligations under Rule 4350 and any other applicable laws, rules or regulations, and in the event such waiver is not obtained, the Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company, which shall be promptly called and held not later than March 30, 2007, a proxy statement soliciting each such stockholder’s affirmative vote for approval of resolutions providing for, without limitation, the Company’s issuance of all of the shares of Common Stock issuable upon (a) conversion of the Note pursuant to Section 7 and (b) to the investors pursuant to the Stock Purchase Agreement, each in accordance with applicable law and the rules and regulations of the Nasdaq Capital Market (such affirmative approval or waiver being referred to herein as the “Stockholder Approval”). The Company shall, in the event the Stockholder Approval is not obtained, cause additional similar stockholder meetings to be held every three (3) months thereafter until the Stockholder Approval is obtained. Without limiting the generality of the foregoing, as soon as practicable after the date of the occurrence of any other Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with all such meetings, the Company shall provide a draft of the proxy statement to the Investors and its counsel for review, provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such issuance of shares of Common Stock or such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to its stockholders that they approve such proposal. Unless otherwise agreed by the Investor, the Company shall not hold any such stockholders meeting and shall cease any efforts to obtain Stockholder Approval if there is an Event of Default under the Note.

7. Mandatory Conversion. Notwithstanding anything in the Note to the contrary, upon the occurrence of both (i) Stockholder Approval and (ii) the consummation of the Stock Purchase Agreement and the transactions contemplated thereby, the Note shall automatically, and without any action on the part of the Investor, be converted into the number of shares of Common Stock equal to the sum of the aggregate amount of accrued but unpaid principal and interest due in respect of the Note divided by $2.00 (which number of shares shall in each case be appropriately adjusted after the date hereof for any stock combination, stock dividends, stock splits and similar events which occur after the date hereof) (the “Conversion Price”). Upon delivery of such shares to the Investor the provisions of the Note, this Agreement (except Sections 1, 3.2, 9, 10, 12 and 16), the Securities Purchase Agreement and the Warrant shall each cease to be of any further force or effect. Until the Note is so converted, the Company will not make any interest or principal payments pursuant to the Note without the prior written consent of the Investor; it being understood that in the event that the Investor does not provide such consent, such failure by the Company to pay any interest or principal shall not be deemed to be an Event of Default under the Note.

8. Escrow. The provisions of Section 15(e) of the Note shall be of no further force or effect following the date hereof.

9. Expenses. The Company agrees to pay the reasonable and actual third-party fees and expenses of the Investor, which shall include fees and expenses of not more than one legal counsel to the Investor, incurred in connection with the negotiation, preparation, execution and delivery of the Note Purchase Agreement, this Agreement and the transactions contemplated hereby and thereby.

10. Board of Directors. Immediately following the Closing, the Company agrees to add two (2) new directors either by expansion of its Board or filling of vacancies and to appoint to the Board of Directors one (1) member who is designated in writing by the Investor who is reasonably acceptable to the Company.

11. Option Upon Sale Prior to Conversion. If prior to conversion of the Note, the Company consummates a Sale Event (as defined below), the Investor shall be entitled to receive the amount otherwise then due in respect of the Note (the “Amount Due”); provided, however, that if upon the occurrence of a Sale Event the Investor would receive more than the Amount Due in the event the Note was converted into Common Stock immediately prior to such Sale Event in accordance with Section 7 hereof, then in lieu of the Amount Due to which the Investor would be entitled, the Investor shall receive as a distribution from the Company in connection with such Sale Event of an amount equal the product of (i) the price paid in the Sale Event per share of Common Stock multiplied by (ii) that number of shares of Common Stock the Note would have converted into immediately prior to such Sale Event pursuant to Section 7. As used in this Section, “Sale Event” shall mean (i) any merger or consolidation of the Company into or with another corporation (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation), (ii) any sale of all or substantially all of the assets of the Company or (iii) any alternative private placement financing.

12. Amendment of Other Agreements. Without the prior written consent of the Investor, which will not be unreasonably withheld or delayed, the Company will not enter into any amendment of the Stock Purchase Agreement, the Securities Purchase Agreement, the First Amendment, or any other agreement or security contemplated thereby, or waiver of the terms thereof. Upon the written request of the Investor, the Company shall exercise its right to terminate the Stock Purchase Agreement pursuant to Section 2.2 thereof.

13. Waiver of Defaults. The Investor hereby waives any and all default and/or events of defaults now existing under the Transaction Documents (as defined in the Note Purchase Agreement) or that arise from the transactions contemplated hereby or from the transactions contemplated by the Note Purchase Agreement or the Stock Purchase Agreement, whether now existing or that will exist following the giving of notice or the passage of time or both, or any other default arising from the failure of any representation or warranty in the Transaction Documents, to be true, or breach of any covenant in the Transaction Documents, that occurred or existed prior to the date hereof. Further, the Investor waives any default that occurs or could be declared in the future based upon representations and warranties in the Transaction Documents, not being true or covenants in the Transaction Documents, having been breached if such representation or warranty is not true as of the date hereof or such covenant has been breached as of the date hereof. Nothing herein shall be deemed to limit the occurrence of a default or an event of default in any document other than in the Transaction Documents, arising after the date hereof based upon events occurring after the date hereof.

14. No Other Changes. Except as amended hereby, the Note shall remain in full force and effect and in accordance with its terms. This Agreement shall be limited solely for the purpose and to the extent expressly set forth herein and nothing express or implied shall constitute an amendment, supplement, modification or waiver to any of other term, provision or condition of the Note.

15. Counterparts. This Amendment may be executed and delivered (including by facsimile and PDF transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment.

16. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York (without regard to conflicts of law principles).

17. Assignment. Subject to compliance with applicable securities laws, the Agreement may be assigned subject to the same terms and conditions as an assignment of the Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above

COMPANY:

DAYSTAR TECHNOLOGIES, INC.

By:	/s/ Stephan DeLuca
Name:	Stephan DeLuca
Title:	Chief Executive Officer

LC CAPITAL MASTER FUND, LTD.

By:	/s/ Richard F Conway
Name:	Richard F. Conway
Title:	Director

EXHIBIT A

Registration Rights Agreement